UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

713-324-2639 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01	Entry into a Material Definitive Agreement

On January 31, 2006, the Human Resources Committee of our board of directors approved the ExpressJet Holdings, Inc. Long Term Incentive Plan (the “Plan”), pursuant to which certain senior and other management employees, including executive officers, of the company and its subsidiaries may receive bonus awards in the form of cash, restricted shares of our common stock or a combination of both.  Any shares of restricted stock issued pursuant to these bonus awards will be issued under the ExpressJet Holdings, Inc. 2002 Stock Incentive Plan, which was previously approved by our stockholders.

The Plan expires on the later of June 30, 2009 or the date on which the last bonus award under the Plan is paid.  The total value of all bonus awards payable under the Plan may not exceed $15 million, with the value of any shares of restricted stock being based on the closing price per share on the trading date immediately preceding the date of the award.  The Plan provides that the amount to be awarded to a participant pursuant to a bonus award will be determined by the Human Resources Committee in its sole discretion.

Employees will not be entitled to receive bonus awards with respect to any vesting date if they are not employed by the Company, or on authorized leave, on that vesting date.  However, if an employee dies, becomes disabled or is terminated without cause before a vesting date, the employee will be paid the amount of the bonus award that would be payable if he or she remained employed by the company or one of its subsidiaries at that vesting date.  The terms of the applicable restricted stock agreement will govern any portion of a bonus award payable in shares of restricted stock.

The board of directors may terminate or amend the Plan at any time.  However, the board may not terminate or amend the Plan in a way that materially adversely affects any outstanding bonus award without the consent of the affected participant.

This description is qualified in its entirety by the full text of the Plan and the related Form of Participation Agreement, both of which are attached as exhibits hereto.

	9.01	Financial Statements and Exhibits
		10.1 ExpressJet Holdings, Inc. Long Term Incentive Plan

		10.2 Form of Participation Agreement under the ExpressJet Holdings, Inc. Long Term Incentive Plan (included with Exhibit 10.1).

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: January 31, 2006	/s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	ExpressJet Holdings, Inc. Long Term Incentive Plan

10.2	Form of Participation Agreement under the ExpressJet Holdings, Inc. Long Term Incentive Plan (included with Exhibit 10.1).